LEGAL_US_W # 178153830.13 Exhibit 10.2 [Execution Version] SECOND LIEN CREDIT AGREEMENT Dated as of June 28, 2024 among AMERESCO, INC., as the Borrower, CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO, as the Guarantors, NUVEEN EIC ADMINISTRATION LLC, as Administrative Agent, and THE LENDERS PARTY HERETO OPPENHEIMER & CO. INC. as Lead Arranger

TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ..................................................................... 1 1.01 Defined Terms .................................................................................................................. 1 1.02 Other Interpretive Provisions ....................................................................................... 29 1.03 Accounting Terms .......................................................................................................... 30 1.04 Rounding......................................................................................................................... 31 1.05 Times of Day ................................................................................................................... 31 1.06 [Reserved.] ...................................................................................................................... 31 1.07 Interest Rates .................................................................................................................. 31 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS ............................................................. 32 2.01 Loans ............................................................................................................................... 32 2.02 Borrowings, Conversions and Continuations of Loans .............................................. 32 2.03 [Reserved.] ...................................................................................................................... 33 2.04 [Reserved.] ...................................................................................................................... 33 2.05 Prepayments ................................................................................................................... 33 2.06 Termination or Reduction of Commitments ............................................................... 36 2.07 Repayment of Loans ...................................................................................................... 36 2.08 Interest and Default Rate .............................................................................................. 36 2.09 Fees .................................................................................................................................. 37 2.10 Computation of Interest and Fees ................................................................................ 37 2.11 Evidence of Debt ............................................................................................................ 38 2.12 Payments Generally; Administrative Agent’s Clawback ........................................... 38 2.13 Sharing of Payments by Lenders .................................................................................. 40 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ...................................................... 41 3.01 Taxes ............................................................................................................................... 41 3.02 Illegality .......................................................................................................................... 45 3.03 Inability to Determine Rates ......................................................................................... 45 3.04 Increased Costs .............................................................................................................. 47 3.05 Compensation for Losses ............................................................................................... 48 3.06 Mitigation Obligations; Replacement of Lenders ....................................................... 48 3.07 Survival ........................................................................................................................... 49 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS ............................................. 49 4.01 Conditions of Initial Credit Extension ......................................................................... 49 4.02 Conditions to all Credit Extensions .............................................................................. 52 ARTICLE V REPRESENTATIONS AND WARRANTIES .................................................................... 52 5.01 Existence, Qualification and Power .............................................................................. 52 5.02 Authorization; No Contravention ................................................................................ 52 5.03 Governmental Authorization; Other Consents ........................................................... 53 5.04 Binding Effect ................................................................................................................. 53 5.05 Financial Statements; No Material Adverse Effect .................................................... 53 5.06 Litigation and Environmental Matters ........................................................................ 54 5.07 Compliance with Laws and Agreements ...................................................................... 54 5.08 Properties ........................................................................................................................ 55 5.09 Insurance ........................................................................................................................ 55 5.10 Taxes ............................................................................................................................... 55 5.11 ERISA Compliance ........................................................................................................ 56

TABLE OF CONTENTS
(continued)

Page

5.12	**Margin Regulations; Investment Company Act**	57
5.13	**Disclosure**	57
5.14	**Capitalization**	57
5.15	**Subsidiaries**	58
5.16	**[Reserved]**	58
5.17	**Solvency**	58
5.18	**Casualty, Etc**	58
5.19	**Sanctions Concerns and Anti-Corruption Laws**	59
5.20	**Material Indebtedness, Liens and Agreements**	59
5.21	**Federal Reserve Regulations**	60
5.22	**Force Majeure**	60
5.23	**Bank Accounts**	60
5.24	**Matters Relating to Inactive Subsidiaries**	60
5.25	**EEA Financial Institutions**	60
5.26	**Covered Entities**	60
5.27	**Beneficial Ownership Certification**	60
5.28	**Labor and Employment Matters**	60
ARTICLE VI AFFIRMATIVE COVENANTS		61
6.01	**Financial Statements and Other Information**	61
6.02	**Notices of Material Events**	63
6.03	**Existence; Conduct of Business**	64
6.04	**Payment of Obligations**	64
6.05	**Maintenance of Properties; Insurance**	64
6.06	**Books and Records; Inspection Rights**	65
6.07	**Fiscal Year**	65
6.08	**Compliance with Laws**	65
6.09	**Use of Proceeds**	65
6.10	**Certain Obligations Respecting Subsidiaries; Additional Guarantors**	66
6.11	**ERISA**	66
6.12	**Environmental Matters; Reporting**	67
6.13	**Matters Relating to Additional Real Property Collateral**	67
6.14	**Anti-Corruption Laws**	68
6.15	**Further Assurances**	68
6.16	**ESG and Responsible Investing**	68
6.17	**Post-Closing Covenants**	68
ARTICLE VII NEGATIVE COVENANTS		69
7.01	**Indebtedness**	69
7.02	**Liens**	70
7.03	**Contingent Liabilities**	71
7.04	**Fundamental Changes; Asset Sales; Permitted Acquisitions**	73
7.05	**Investments; Hedging Agreements**	76
7.06	**Restricted Junior Payments**	76
7.07	**Transactions with Affiliates**	77
7.08	**Restrictive Agreements**	78
7.09	**Sale-Leaseback Transactions**	78
7.10	**Certain Financial Covenants**	78

ii

TABLE OF CONTENTS (continued) Page iii 7.11 Lines of Business ............................................................................................................ 79 7.12 Other Indebtedness ........................................................................................................ 79 7.13 Modifications of Certain Documents ........................................................................... 79 7.14 Sanctions ......................................................................................................................... 79 7.15 Anti-Corruption Laws ................................................................................................... 79 7.16 Core Ameresco Companies. .......................................................................................... 79 7.17 First Lien Loan Documents........................................................................................... 79 7.18 Account Balances. .......................................................................................................... 79 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ................................................................... 80 8.01 Events of Default ............................................................................................................ 80 8.02 Remedies upon Event of Default .................................................................................. 82 8.03 Application of Funds ..................................................................................................... 83 ARTICLE IX ADMINISTRATIVE AGENT ............................................................................................ 83 9.01 Appointment and Authority.......................................................................................... 83 9.02 Rights as a Lender ......................................................................................................... 84 9.03 Exculpatory Provisions .................................................................................................. 84 9.04 Reliance by Administrative Agent ................................................................................ 85 9.05 Delegation of Duties ....................................................................................................... 86 9.06 Resignation of Administrative Agent ........................................................................... 86 9.07 Non-Reliance on Administrative Agent, the Arranger and the Other Lenders ....... 87 9.08 No Other Duties, Etc ...................................................................................................... 87 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding ............................. 87 9.10 Collateral and Guaranty Matters ................................................................................. 89 9.11 [Reserved.] ....................................................................................................................... 89 9.12 Certain ERISA Matters ................................................................................................. 90 9.13 Recovery of Erroneous Payments ................................................................................. 91 ARTICLE X CONTINUING GUARANTY ............................................................................................. 91 10.01 Guaranty ......................................................................................................................... 91 10.02 Rights of Lenders ........................................................................................................... 91 10.03 Certain Waivers ............................................................................................................. 92 10.04 Obligations Independent ............................................................................................... 92 10.05 Subrogation .................................................................................................................... 92 10.06 Termination; Reinstatement ......................................................................................... 92 10.07 Stay of Acceleration ....................................................................................................... 92 10.08 Condition of Borrower .................................................................................................. 93 10.09 Appointment of Borrower ............................................................................................. 93 10.10 Right of Contribution .................................................................................................... 93 10.11 Keepwell .......................................................................................................................... 93 ARTICLE XI MISCELLANEOUS ........................................................................................................... 93 11.01 Amendments, Etc ........................................................................................................... 93 11.02 Notices; Effectiveness; Electronic Communications ................................................... 95 11.03 No Waiver; Cumulative Remedies; Enforcement ....................................................... 97 11.04 Expenses; Indemnity; Damage Waiver ........................................................................ 98 11.05 Payments Set Aside ........................................................................................................ 99

TABLE OF CONTENTS (continued) Page iv 11.06 Successors and Assigns .................................................................................................. 99 11.07 Treatment of Certain Information; Confidentiality ................................................. 103 11.08 Right of Setoff ............................................................................................................... 104 11.09 Interest Rate Limitation .............................................................................................. 105 11.10 Integration; Effectiveness ............................................................................................ 105 11.11 Survival of Representations and Warranties ............................................................ 105 11.12 Severability ................................................................................................................... 105 11.13 Governing Law; Jurisdiction; Etc .............................................................................. 105 11.14 Waiver of Jury Trial .................................................................................................... 106 11.15 Subordination ............................................................................................................... 107 11.16 Release of Collateral and Guarantees ........................................................................ 107 11.17 No Advisory or Fiduciary Responsibility .................................................................. 107 11.18 Electronic Execution; Electronic Records; Counterparts ........................................ 108 11.19 USA Patriot Act Notice ................................................................................................ 109 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ....... 109 11.21 Acknowledgement Regarding Any Supported QFCs ............................................... 110 11.22 Intercreditor Agreement ............................................................................................. 110

v SCHEDULES Schedule 1.01(a) Certain Addresses for Notices Schedule 1.01(b) Initial Commitments and Applicable Percentages Schedule 1.01(c) Material Owned Properties Schedule 5.05 Financial Condition; No Material Adverse Changes Schedule 5.06 Litigation and Environmental Matters Schedule 5.07 Compliance with Laws and Agreements Schedule 5.08 Properties; Intellectual Property Schedule 5.09 Insurance Schedule 5.10 Taxes Schedule 5.11 Pension Plans Schedule 5.15 Subsidiaries Schedule 5.16 [Reserved] Schedule 5.20 Material Indebtedness, Liens and Agreements Schedule 5.23 Bank Accounts Schedule 5.28 Labor and Employment Matters Schedule 7.01 Existing Indebtedness Schedule 7.05 Existing Investments Schedule 7.07 Transactions with Affiliates Schedule 7.08 Restrictive Agreements EXHIBITS Exhibit A Form of Loan Notice Exhibit B [Reserved] Exhibit C [Reserved] Exhibit D Form of Note Exhibit E [Reserved] Exhibit F Form of Joinder Agreement Exhibit G Form of Compliance Certificate Exhibit H [Reserved] Exhibit I Form of Solvency Certificate Exhibit J Form of Officer’s Certificate Exhibit K [Reserved] Exhibit L Form of Assignment and Assumption Exhibit M Forms of U.S. Tax Compliance Certificates Exhibit N [Reserved] Exhibit O Form of Landlord Waiver Exhibit P Form of Financial Condition Certificate Exhibit Q Form of Authorization to Share Insurance Information Exhibit R Form of Notice of Loan Prepayment

SECOND LIEN CREDIT AGREEMENT This SECOND LIEN CREDIT AGREEMENT is entered into as of June 28, 2024, among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined herein), the Lenders (as defined herein), and Nuveen EIC Administration LLC, as Administrative Agent. PRELIMINARY STATEMENTS: WHEREAS, the Loan Parties (as defined herein) have requested that the Lenders make loans to the Loan Parties in an aggregate amount of up to $100,000,000. WHEREAS, the Lenders have agreed to make such loans to the Loan Parties on the terms and subject to the conditions set forth herein. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “Additional Mortgage” has the meaning set forth in Section 6.13(a). “Additional Mortgaged Property” means any Material Leasehold Property or Material Owned Property, with respect to which the Administrative Agent determines to acquire a Mortgage on or following the Closing Date. “Administrative Agent” means Nuveen EIC Administration LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

2 “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that for purposes of this Agreement, no Loan Party shall be deemed to be an Affiliate of any other Loan Party. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this Second Lien Credit Agreement, including all schedules, exhibits and annexes hereto. “Ameresco Canada” means Ameresco Canada, Inc., a company organized under the laws of Ontario, Canada. “Applicable Authority” means with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) represented by (i) on the Closing Date, such Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Lender’s Term Loans at such time. The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable Rate” means 5.875% per annum. “Approved First Lien Refinance Date” means the date of the successful consummation of an extension (of at least three (3) years) of the maturity date, or a refinancing with a maturity date that is at least three (3) years beyond the existing maturity date, of the First Lien Credit Agreement entered into after the Closing Date in accordance with Section 7.17. For the avoidance of doubt, any new “Secured Party” under (and as defined in) the refinanced or amended and extended First Lien Credit Agreement must either join the existing Intercreditor Agreement or enter into a new Intercreditor Agreement on substantially similar terms as the existing agreement, unless the Lenders and Administrative Agent otherwise consent. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means Oppenheimer & Co. Inc., in its capacity as sole lead arranger and sole bookrunner. “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit L or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent. “Audited Financial Statements” has the meaning set forth in Section 5.05(a)(i).

3 “Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit Q (or such other form as required by each of the Loan Party’s insurance companies). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest per annum quoted in the “Money Rates” section of The Wall Street Journal from time to time and designated as the “Prime Rate,” and (c) the Secured Overnight Financing Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Term Loan that bears interest based on the Base Rate. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.01. “Borrowing” means a Term Borrowing.

4 “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located. “Capital Expenditures” means, for any period, the sum for the Core Ameresco Companies (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of cash payments in respect of expenditures made during such period to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event. “Cash Flow” means for the period of four consecutive quarters most recently ended, (i) EBITDA of the Core Ameresco Companies for such period minus (ii) the sum of the following for the Core Ameresco Companies of (1) Capital Expenditures made during such fiscal period, (2) the aggregate amount paid in cash in respect of income, franchise, real estate and other like taxes during such fiscal period, and (3) dividends, withdrawals and other distributions paid in cash by the Core Ameresco Companies during such fiscal period. “Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than one or more of the Specified Shareholders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of

5 individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) any “Change of Control”, “Change in Control”, or similar concept occurs under the First Lien Credit Agreement. “Closing Date” means June 28, 2024. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986. “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Documents” means, collectively, the Security Agreement, each Joinder Agreement, each Mortgage, each of the collateral assignments, security agreements, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Commitment” means a Term Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Competitor” means each of ABM Industries, Archaea Energy, BlueWave Solar, Borrego Solar, Citizens Energy, Clean Energy Collective, Clearway Energy Group LLC, CM3 Building Solutions, Comfort Systems USA and Veolia, Constellation NewEnergy (and Exelon Company), EDF Renewables, EMCOR Group, EMCOR Energy Services, Energy Systems Group, Engie SA, Honeywell, Invenergy, Johnson Controls, Montauk Renewables, McKinstry, Nexamp, NextEra Energy, NORESCO, Opal Fuels, Schneider Electric, Siemens Building Technologies, SitelogIQ, Solect Energy, Southland Industries, SunPower Corp., Syncarpha Capital, Trane Technologies/Trane, Vanguard Renewables, and Veolia and each of their Subsidiaries that is reasonably identifiable on the basis of its respective parent name. “Compliance Certificate” means a certificate signed by a Responsible Officer, in substantially the form of Exhibit G annexed hereto, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations and certifying compliance with Section 7.05(a)(vi), (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.10, (iv) attaching a current listing of all Subsidiaries in the form of Schedule 5.15, showing any changes since the most recently

6 delivered Schedule 5.15 in accordance with this Agreement, (v) setting forth in reasonable detail all adjustments to the consolidated financial statements of the Borrower and its Subsidiaries necessary to reflect the exclusion of all Subsidiaries of the Borrower other than the Core Ameresco Companies from the financial covenant calculations set forth therein, and (vi) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any proposed Successor Rate for Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Interest Charges” means, for any period, for the Core Ameresco Companies on a consolidated basis, the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Core Ameresco Companies in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (ii) the portion of rent expense of the Core Ameresco Companies with respect to such period under financing leases that is treated as interest in accordance with GAAP. “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Core Ameresco Companies on a consolidated basis for the most recently completed applicable period. “Construction Completion and Cost Overrun Guaranty” means, in connection with any Non-Core Project, a guaranty of (i) the lien-free completion and operation of such Non-Core Project on or prior to the date set forth in such guaranty and (ii) the payment of all construction costs and expenses related to such Non-Core Project (x) in excess of the proposed budget for such Non-Core Project or (y) resulting from the level of performance or any delay in the completion of such Non-Core Project. “Contractor Event of Default” has the meaning specified in the SoCal Contract. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the

7 Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to “control” such other Person. “Control Agreement” means, with respect to any deposit or securities account of any Loan Party, a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by such Loan Party, the financial institution at which such account is maintained and the Administrative Agent, as any such agreement may be amended, supplemented or otherwise modified from time to time. “Copyrights” means all copyrights, whether statutory or common law, owned by or assigned to the Loan Parties, and all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule 5.08 hereto, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world. “Core Ameresco Companies” means the Loan Parties, the Core Canadian Subsidiaries, the Dutch Subsidiary and all of the Subsidiaries of the Dutch Subsidiary, in each case other than Non-Core Companies that are not Guarantors, as shown on Schedule 5.15, as the same may be revised from time to time in accordance with this Agreement. “Core Canadian Subsidiaries” means each of Ameresco Canada, Ameresco Quebec, Inc. and any other subsidiary of the Borrower organized under the laws of Canada or any jurisdiction within Canada, other than Non-Core Companies. “Core Foreign Subsidiary” means a Foreign Subsidiary that is also a Core Ameresco Company. “Core Leverage Ratio” means the ratio of (i) Total Funded Debt of the Core Ameresco Companies to (ii) EBITDA of the Core Ameresco Companies for the period of four consecutive fiscal quarters most recently ended. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Extension” means a Borrowing. “Credit Party” has the meaning specified in Section 11.18(a). “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debt Service” means, for the period of four consecutive quarters most recently ended, the sum, for the Core Ameresco Companies (determined on a consolidated basis in accordance with GAAP) of (i) all regularly scheduled principal payments, as such amounts may be adjusted from time to time by reason of any prepayments, of Indebtedness (including the principal component of any payments in respect of Financing Lease Obligations), but excluding (A) any prepayments pursuant to Section 2.05 made during such period, (B) any principal payments in respect of the Revolving Loans (as defined in the First Lien

8 Credit Agreement) made during such period, and (C) for purposes of the calculation in Section 7.10(b) the payment due on the maturity date of the Delayed Draw Term A Loan (as defined in the First Lien Credit Agreement), plus (ii) all Consolidated Interest Charges paid in cash (excluding amortization of deferred financing costs and interest by its terms “paid-in-kind”) for such period, plus (iii) any “Federal ESPC Liabilities” (as set forth on the Borrower’s most recent consolidated balance sheet) related to an Energy Savings Performance Contract for an Energy Conservation Project, where such Core Ameresco Company is in default beyond any applicable grace or notice periods. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06. “Disposition” means any sale, assignment, transfer or other disposition of any property, whether now owned or hereafter acquired (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) by any Loan Party to any Person, other than to another Loan Party, and excluding (a) the granting of Liens to the Administrative Agent and Lenders and other Liens permitted hereunder, (b) any sale, assignment, transfer or other disposition by any Loan Party of the assets of a Non- Core Project or the Equity Interests of any Non-Core Company, and (c) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Loan Parties, and (iii) any Collateral pursuant to an exercise of remedies by the Administrative Agent hereunder or under any other Loan Document. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Dollar” and “$” mean lawful money of the United States. “Dutch Subsidiary” means Ameresco International Holdings B.V., a private limited liability company organized under the laws of the Netherlands.

9 “EBITDA” means, for any period, for the Core Ameresco Companies on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) Non-Cash Charges for such period, (v) extraordinary or non- recurring expenses for such period, in an amount not to exceed $5,000,000 after the Closing Date (it being understood that any payment required to be made by any Core Ameresco Company in respect of any Non- Core Project Guaranty Liability shall reduce Consolidated Net Income of the Core Ameresco Companies and shall not be added back to EBITDA), and (vi) the aggregate amount received in cash by the Core Ameresco Companies during such period in respect of regularly scheduled dividends or distributions from the Non-Core Companies, calculated and paid in accordance with the organizational documents of such Non-Core Companies; (provided, that the amount added back pursuant to this clause (vi) shall not include any amounts received by the Core Ameresco Companies, in connection with any sale, transfer or other disposition of assets or Equity Interests of any Non-Core Company); minus (b) the following to the extent included in calculating such Consolidated Net Income (i) extraordinary or non-recurring gains during such period (including, without limitation, non-cash gains attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments, and foreign currency translations), and (ii) proceeds received during such period in respect of Casualty Events and Dispositions. For purposes of calculating EBITDA for any period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in a manner proposed by the Borrower and reasonably satisfactory to the Required Lenders. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). “Energy Conservation Financing Collateral” means all rights of any Loan Party or Core Canadian Subsidiary in and to task orders or contracts and any related equipment which are subject to a security interest in favor of the Energy Conservation Project Financing Agent in connection with any Energy Conservation Project Financing. “Energy Conservation Project Financing” means the loan, lease or bond financing arrangements or master purchase agreements and assignment schedules or similar financing arrangements entered into by any Loan Party or Core Canadian Subsidiary from time to time with an Energy Conservation Project Financing Agent to finance the construction and completion of the Energy Conservation Projects.

10 “Energy Conservation Project Financing Agent” means the financial institution acting in the capacity of agent or trustee for itself and/or other lenders or bondholders in connection with any Energy Conservation Project Financing. “Energy Conservation Projects” means (a) any energy conservation project conducted by any Loan Party or Core Canadian Subsidiary pursuant to an Energy Savings Performance Contract between such Loan Party or Core Canadian Subsidiary, any governmental entity and/or an agency thereof and (b) any energy conservation project conducted by a Loan Party or Core Canadian Subsidiary for a non- governmental entity on terms substantially similar to the projects described in clause (a) of this definition. “Energy Savings Performance Contract” means a contract providing for the construction or installation of energy savings facilities or equipment, energy generating, energy storage, resiliency or other infrastructure to be paid for in whole or in part based upon energy savings expected to be achieved from such facilities or equipment. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any Loan Party, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all Equity Rights with respect to such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

11 “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning specified in Section 8.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or 3.01(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. “Existing Debt” means Indebtedness of the Loan Parties existing as of the Closing Date which is permitted to remain outstanding after the Closing Date under Section 7.01 and is listed on Schedule 7.01 hereto (which shall include the outstanding balance of each listed Indebtedness as of the Closing Date). “Facility” means the Term Facility. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated and (b) all Obligations have been paid in full (other than contingent indemnification obligations). “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply

12 with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letters” means (a) the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent and (b) any other fee letter now or at any time hereafter entered into between the Borrower, the Administrative Agent and/or any of their Affiliates in connection with this Agreement or any transactions contemplated hereby or related hereto. “Financing Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “First Lien Agent” means Bank of America, N.A. or an approved successor/assignee as “Administrative Agent” under the First Lien Credit Agreement in accordance with this Agreement and the Intercreditor Agreement. “First Lien Credit Agreement” means the Fifth Amended and Restated Credit Facility dated as of March 4, 2022, and amended prior to the Closing Date, among the Borrower, the First Lien Agent, and the other parties party thereto; as the same may be further amended, supplemented, modified, restated, amended and restated, refinanced or otherwise replaced from time to time in accordance with Section 7.17. “First Lien Debt” has the meaning specified in Section 7.01(a)(ii). “First Lien Lenders” means the “Lenders” from time to time party to the First Lien Credit Agreement. “First Lien Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement. “Floor” means a rate of interest equal to 3.00%. “Foreign Lender” means, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia. “FRB” means the Board of Governors of the Federal Reserve System of the United States.

13 “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder). “Guaranteed Obligations” has the meaning set forth in Section 10.01. “Guarantors” means, collectively, the Subsidiaries of the Borrower as are or may from time to time become parties to this Agreement pursuant to Section 6.10. “Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.10. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

14 “Inactive Subsidiaries” means each of the Subsidiaries of the Borrower designated by the Borrower as an inactive subsidiary on Schedule 5.15 attached hereto as of the Closing Date and from time to time after the Closing Date. “Indebtedness” means, for any Person, without duplication, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business; (c) Financing Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; and (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 11.04(b). “Information” has the meaning specified in Section 11.07(a). “Intellectual Property” has the meaning set forth in the Security Agreement. “Intercompany Debt” has the meaning specified in Section 11.15. “Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the First Lien Agent, and the Borrower. “Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date. “Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date three months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

15 (c) no Interest Period shall extend beyond the Maturity Date. “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business provided that in no event shall the term of any such inventory or supply advance, loan or extension of credit exceed 270 days); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof. “IP Collateral” means, collectively, the Collateral relating to intellectual property rights of the Loan Parties hereunder or under any other Loan Document. “IRS” means the United States Internal Revenue Service. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F executed and delivered in accordance with the provisions of Section 6.10. “Landlord Waiver” means a landlord or warehouse waiver substantially in the form of Exhibit O. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns. “Lender Party” and “Lender Recipient Party” means, collectively, the Lenders. “Lending Office” means, as to the Administrative Agent, or any Lender, the principal office or offices of such Person, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the

16 foregoing, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities). “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan. “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) the Intercreditor Agreement, (g) each Joinder Agreement, and (h) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents. “Loan Notice” means a notice of a Borrowing of Term Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or the Loan Parties taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Material Agreement” has the meaning set forth in Section 5.20(c). “Material Core Canadian Subsidiary” means any Core Canadian Subsidiary having assets with a total book value of greater than or equal to 10% of the total book value of all assets of the Core Ameresco Companies on a consolidated basis. “Material Indebtedness” means Indebtedness (other than the Loans), including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $11,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of a Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. “Material Leasehold Property” means any leased Real Property Asset that is leased for a term of more than 3 years for more than $3,000,000 per year (or such greater amount agreed in the First Lien Credit Agreement not to exceed $5,000,000) or is reasonably determined by the Administrative Agent to be of material importance to the operations of the Loan Parties (taken as a whole), other than operating leases for office space. “Material Owned Property” means any owned or acquired Real Property Asset that has a fair market value in excess of $5,750,000 or is reasonably determined by the Administrative Agent to be of

17 material importance to the operations of the Loan Parties (taken as a whole), and which is listed on Schedule 1.01(c) hereto from time to time. “Material Rental Obligations” means obligations of the Loan Parties to pay rent under any one or more operating leases with respect to any real or personal property that is material to the business of the Loan Parties (taken as a whole). “Maturity Date” means the earlier of (a) June 28, 2029 and (b) the date on which the Loans shall become due and payable in full hereunder, whether by voluntary or involuntary acceleration, or otherwise. “Mentoring Joint Venture” means a Person formed by a Loan Party, or in which a Loan Party acquires an Equity Interest, and in which a Loan Party serves as a mentor to a small, or disadvantaged business in the United States Small Business Administration’s Mentor-Protégé Program. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” means a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Loan Party in such form as may be approved by the Administrative Agent in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by the Administrative Agent’s local counsel based on local laws or customary local practices, and at the Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either cases as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Payments” means, (a) with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Loan Parties in respect of such Casualty Event net of (i) reasonable expenses incurred by the Loan Parties in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Loan Parties in respect of such Casualty Event; (b) with respect to any Disposition, the aggregate amount of all cash payments received by the Loan Parties directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Loan Parties in connection therewith, (ii) any Federal, state and local income or other Taxes estimated to be payable by the Loan Parties as a result thereof, (iii) any repayments by the Loan Parties of Indebtedness to the extent that such Indebtedness is secured by a Lien on the

18 property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, (iv) any repayments by the Loan Parties to minority stockholders if and to the extent permitted hereby, and (v) a reasonable reserve for retained liabilities; and (c) with respect to any incurrence of Indebtedness or issuance of Equity Interests, the aggregate amount of all cash proceeds received by the Loan Parties therefrom less all legal, underwriting, registration, marketing, filing and similar fees and expenses incurred in connection therewith; it being understood that “Net Cash Payments” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by such Loan Party or any Subsidiary in any Disposition, incurrence of Indebtedness, or issuance of Equity Interests. “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP (it being understood and agreed that any impairment charge or asset write-off or write- down of any accounts receivable realized in connection with any Energy Savings Performance Contract for an Energy Conservation Project shall not be added back to EBITDA), (b) all losses from Investments recorded using the equity method, (c) the non-cash impact of acquisition method accounting, (d) non-cash losses attributable to the mark to market movement in the valuation of (i) hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging, and (ii) foreign currency translations, (e) non-cash losses from Dispositions for such period and (f) other non-cash charges, expenses or charges, including expenses and costs that result from stock based awards, partnership interest based awards and similar incentive based awards or arrangements. “Non-Core Company” means (i) a direct or indirect domestic Subsidiary or Foreign Subsidiary of the Borrower, or (ii) a domestic or foreign joint venture to which a Loan Party, a Core Foreign Subsidiary or Non-Core Company is a party, which, in either case, is (x) not itself a Loan Party, and (y) is identified as a Non-Core Company on Schedule 5.15. “Non-Core Project” means any energy or other infrastructure project. “Non-Core Project Financing” means a credit facility or Financing Lease Obligation entered into by one or more Non-Core Companies to finance the acquisition, construction or implementation of one or more Non-Core Projects and any Hedging Agreement related thereto. “Non-Core Project Guaranty” means in connection with any Non-Core Project, (a) any Guarantee (other than a Construction Completion and Cost Overrun Guaranty) by any Loan Party or a Core Foreign Subsidiary of the obligations of the Non-Core Company in connection with such Non-Core Project; (b) any indemnification by any Loan Party or a Core Foreign Subsidiary of (i) the Non-Core Company’s customer, (ii) the owner of property used for such Non-Core Project, (iii) the third party purchaser of gas or energy and related products (including tax and environmental credits, heating, cooling, renewable natural gas, energy, energy as a service, and/or battery storage, wastewater or other Non-Core Project offtake) produced from such Non-Core Project; and (c) any indemnification by any Loan Party in connection with the tax equity financing (including sale leaseback financing) of such Non-Core Project; provided, however, that no Non-Core Project Guaranty shall guarantee the Indebtedness of any Person (or in the case of any sale leaseback financing of such Non-Core Project, any basic rent).

19 “Non-Core Project Guaranty Liability” means, in connection with any Non-Core Project Guaranty, any liability required to be accrued on the consolidated balance sheet of the Core Ameresco Companies in accordance with GAAP. “Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D. “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit R or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case to the extent payable under the Loan Documents and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Officer’s Certificate” means a certificate substantially the form of Exhibit J or any other form approved by the Administrative Agent. “Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non- U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with

20 respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). “Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date. “Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Patents” means all patents issued or assigned to and all patent applications made by the Loan Parties and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on Schedule 5.08 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world. “Patriot Act” has the meaning specified in Section 11.19. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permitted Acquisition” has the meaning set forth in Section 7.04(d). “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

21 (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor’s Ratings Service or from Moody’s Investors Service, Inc.; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above; (e) advances, loans and extensions of credit to any director, officer or employee of the Loan Parties, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed $750,000; and (f) investments in money market mutual funds that are rated AAA by S&P. “Permitted Liens” has the meaning specified in Section 7.02. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “PIK Interest” has the meaning specified in Section 2.08(c). “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any Subsidiary or any such Plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability. “Platform” has the meaning specified in Section 6.01. “Pledged Equity” has the meaning specified in the Security Agreement. “Prepayment Premium” in connection with any repayment, refinancing, substitution or replacement of any Loans, including any payments made in accordance with Section 2.05 (with the exception of 2.05(b)(iii) and 2.05(b)(iv)), Section 2.07 or Section 8.02 (it being agreed that, in the case of an acceleration of any Loans pursuant to Section 8.02, the principal amount of the Loans accelerated shall

22 be deemed to have been paid on the date of acceleration solely for purposes of calculating the Prepayment Premium) made, an additional premium: (i) prior to June 28, 2026, in an amount equal to two percent (2.0%) of the amount of principal repaid (or deemed repaid); and (ii) from to June 28, 2026 until June 28, 2027, an amount equal to one percent (1.0%) of the amount of principal repaid (or deemed repaid); Additionally, in the case of any Loan repaid prior to June 28, 2025 , an amount equal to the aggregate amount of interest which would have been payable on such repaid principal amount from the date of such repayment (or deemed repayment in the case of an acceleration of the Loans) or reduction through June 28, 2025, based on the forward strip of the Term SOFR in effect on the date of such repayment (or deemed repayment) (taking into account the applicable Floor) discounted at a rate equal to the Treasury Rate as of such date plus fifty (50) basis points. Notwithstanding the foregoing, to the extent the Prepayment Premium becomes due and payable as a result of the acceleration of the Loans (including any automatic acceleration of the Loans pursuant to Section 8.02), the interest rate to be used in calculating the Prepayment Premium pursuant to the preceding sentence shall be the post-default interest rate set forth in Section 2.08(b) (regardless of whether the Administrative Agent made any applicable election to impose such rate). “Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business, for any Acquisition or for any Junior Restricted Payment, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.10, and with respect to a Junior Restricted Payment pursuant to Section 7.06(d), each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant period, and the following pro forma adjustments shall be made: (a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Core Ameresco Companies for such period; (b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Core Ameresco Companies for such period; (c) interest accrued during the relevant period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Core Ameresco Companies for such period; and (d) any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Core Ameresco Companies for such period. “Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed applicable period to (a) such transaction and (b) all other transactions which

23 are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant period. “Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible. “Proprietary Rights” has the meaning set forth in Section 5.08(b). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral. “Public Lender” has the meaning specified in Section 6.01. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 11.21. “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Real Property Asset” means, at any time of determination, any and all real property owned or leased by the Loan Parties. “Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Register” has the meaning specified in Section 11.06(c). “Registered Proprietary Rights” has the meaning set forth in Section 5.08(c). “Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

24 “Relevant Rate” means Term SOFR. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. “Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. “Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning set forth in Section 9.06(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent. “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding by such Loan Party or Subsidiary, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest in, any Loan Party or any Subsidiary, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, and (v) any payment made to any Affiliates of any Loan Party or any Subsidiary in respect of management, consulting or other similar services provided to any Loan Party or any Subsidiary. “Restrictive Agreements” has the meaning set forth in Section 5.15(b). “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds.

25 “Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05. “Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties. “SoCal Contract” means that certain Turnkey Engineering, Procurement, Construction and Maintenance Agreement dated as of October 21, 2021, as the same may be amended from time to time, and the related purchase orders entered into thereunder, between the Borrower and Southern California Edison, as listed on Schedule 5.20. “SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto; provided that if SOFR as so determined shall ever be less than the Floor, then SOFR shall be deemed to be the Floor. “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time. “Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I. “Southern California Edison” means Southern California Edison Company, a California corporation. “Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11). “Specified Shareholders” means any one or more of George Sakellaris and his immediate family members and heirs and any trusts for the benefit of the foregoing. “Subordinated Debt Documents” means all instruments, agreements and other documents executed and delivered by the Loan Parties in connection with Subordinated Indebtedness. “Subordinated Indebtedness” means, any Indebtedness of the Core Ameresco Companies incurred after the Closing Date with the consent of the Administrative Agent that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) (a) is subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including without limitation, standstill, interest rate,

26 maturity and amortization, and insolvency-related provisions, in all respects reasonably satisfactory to the Administrative Agent. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (as described in the first sentence of the definition of “Control”), by the parent and/or one or more subsidiaries of the parent. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower. “Successor Rate” has the meaning specified in Section 3.03(c). “Supported QFC” has the meaning specified in Section 11.21. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities thereunder. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), including a borrowing on the Closing Date. “Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(b) under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Term Facility” means the Term Commitments and the Term Loans made thereunder. “Term Lender” means at any time on the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

27 “Term Loan” has the meaning set forth in Section 2.01. “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than the Floor, the Term SOFR shall be deemed to equal the Floor for purposes of this Agreement. “Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Outstanding Amount of all Term Loans of such Lender at such time. “Total Funded Debt” means (a) the outstanding principal amount of all Indebtedness of the Core Ameresco Companies determined on a consolidated basis (without duplication) in respect of borrowed money, plus the face amount of letters of credit for which a Core Ameresco Company is an obligor to the extent such letters of credit are not secured by cash deposits, including (i) all Indebtedness described in clauses (a), (b), (c) and (e) of the definition of Indebtedness set forth herein, including all guarantees of any of such Indebtedness, and (ii) all Non-Core Project Guaranty Liabilities, but excluding any Indebtedness incurred by the Loan Parties in connection with any Energy Conservation Project Financing other than as set forth in clause (b) below, plus (b) any “Federal ESPC Liabilities” (as set forth on the Borrower’s most recent consolidated balance sheet) related to an Energy Savings Performance Contract for an Energy Conservation Project, where such Core Ameresco Company is in default beyond any applicable grace or notice periods. “Total Term Credit Exposure” means, as to any Term Lender at any time, the sum of any unused Term Commitments and the Outstanding Amount of all Term Loans of such Term Lender at such time. “Total Voting Power” means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person. “Trademarks” means all trademarks (including service marks), federal and state trademark registrations and applications made by the Loan Parties, common law trademarks and trade names owned by or assigned to the Loan Parties, all registrations and applications for the foregoing and all exclusive and

28 nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule 5.08 hereto, along with any and all (a) renewals thereof,(b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world. “Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the payment, repayment or prepayment date (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from the applicable payment, repayment or prepayment date to the one-year anniversary of the Closing Date, provided, however, that if the period from the applicable payment, repayment or prepayment date to the one-year anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the one-year anniversary of the Closing Date, except that if the period from the applicable payment, repayment or prepayment date to the one-year anniversary of the Closing Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used. “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “United States” and “U.S.” mean the United States of America. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

29 “U.S. Special Resolution Regimes” has the meaning specified in Section 11.21. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3). “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless

30 otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).

31 (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. (c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any fiscal period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.10 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such fiscal period. 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable). 1.06 [Reserved.]. 1.07 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

32 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loans. Subject to the terms and conditions set forth herein, (i) each Term Lender severally (and not jointly) agrees to make a term loan (each such loan, an “Term Loan” and collectively, the “Term Loans”) to the Borrower, on the Closing Date in an amount not to exceed Term Lender’s Applicable Percentage of $100,000,000. Each Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Any amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. The Term Loan Commitment of a Lender shall automatically be reduced in full and immediately terminated concurrently with the funding of the Term Loan by such Lender on the Closing Date. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which shall be given in the form of a Loan Notice. In the case of an initial Borrowing of the Term Loans on the Closing Date, the Borrower must deliver a Loan Notice to the Administrative Agent not later than 11:00 a.m. (New York, New York time) two (2) Business Days prior to the Closing Date. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to or continued as, Term SOFR Loans with an Interest Period of three months. Any such automatic conversion to or continuation of Term SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of three months. (b) Following the receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and each Lender shall make available all amounts it is to fund to the Borrower, under any Borrowing, in immediately available funds to the Administrative Agent in Dollars, at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall then make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. (c) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the

33 existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Loans. (f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender. (g) With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time to conform with changes made to the First Lien Credit Agreement and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. 2.03 [Reserved.] 2.04 [Reserved.] 2.05 Prepayments. (a) Optional. Subject the provisions of the Intercreditor Agreement, the Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty other than any applicable Prepayment Premium; provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be received by the Administrative Agent at least ten (10) days prior to any date of prepayment of Term Loans; and (ii) any prepayment of Term Loans shall be in a principal amount of at least $5,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any applicable Prepayment Premium and any additional amounts required pursuant to Section 3.05. Subject to

34 Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. (b) Mandatory Prepayments. Subject to Section 2.05(c) and the Intercreditor Agreement, the Borrower shall be obligated to, and shall, make prepayments of the Loans hereunder as follows: (i) Incurrence of Debt. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on the closing of any incurrence of Indebtedness by any Loan Party (other than Indebtedness permitted pursuant to Section 7.01) to prepay the Loans hereunder, upon the date of such incurrence of Indebtedness, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such incurrence of Indebtedness received by any Loan Party, such prepayment to be effected in each case in the manner and to the extent specified in Section 2.05(c) below; (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Loan Party, the Net Cash Payments from which would exceed $5,750,000 individually or $11,500,000 in the aggregate after the Closing Date (as used in this section, the “Max NCPs”) to deliver to the Administrative Agent a statement certified by a Responsible Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Loan Party in cash, indicating on such certificate, whether the Borrower intends to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed the Max NCPs) or will be prepaying the Loans, as hereinafter provided, and the Borrower will be obligated to either (A) cause the applicable Loan Party to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed the Max NCPs) within 180 days after receipt (or, if within such 180 day period the Borrower or any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) into replacement assets or the repair of existing assets or other assets useful to the business of the Borrower or (B) to the extent such Net Cash Payments exceed the Max NCPs, prepay the Loans hereunder, as follows: (x) upon the date of such Disposition, or on the date (the “Reinvestment Date”) which is 180 days after such date (or such longer period not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments) if the Borrower had indicated on the certificate delivered as hereinabove required that it intended to reinvest the Net Cash Payments of such Disposition, in an aggregate amount equal to 100% of the amount of such Net Cash Payments, to the extent received by any Loan Party in cash on the date of such Disposition or, if applicable, the Reinvestment Date to the extent of any Net Cash Payments not so reinvested; and (y) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Loan Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of

35 such financial statements in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by any Loan Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments; Prepayments of Loans shall be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.05; provided that if at the time of any such Disposition a Default shall have occurred and be continuing, the Loan Parties shall not have the right to reinvest any Net Cash Payments and shall instead prepay the Loans by 100% of the amount of Net Cash Payments received from such Disposition; and (iii) PIK Payments. Within one Business Day following the first day that the Borrower is no longer subject to any prohibition to pay cash interest or other amounts owed under the Loan Documents under the Intercreditor Agreement, an amount equal to the principal that is attributable to PIK Interest that has capitalized as additional principal of the Loans under this Agreement. (iv) Proceeds of Casualty Events. Upon the date 180 days following the receipt by any Loan Party (or, if within such 180 day period any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Loan Party (or upon such earlier date as such Loan Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), except to the extent Net Cash Payments from Casualty Events do not exceed $2,500,000 in the aggregate after the Closing Date, the Borrower shall prepay the Loans, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 180 days after receipt thereof (or such longer period not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments), then such Net Cash Payments shall be applied to the prepayment of Loans as provided in this clause (iii) at the expiration of such 180 day or 365 day period, as applicable), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.05; provided that if an Event of Default has occurred and is continuing, no Net Cash Payments from any Casualty Event may be applied to the repair or replacement of any property and such Net Cash Payments shall be applied instead to prepay the Loans by 100% of the amount of Net Cash Payments received from such Casualty Event; provided, in the case of each of clauses (i), (ii), (iii) and (iv) above, if at the time that any such prepayment would be required, the Borrower is required to prepay the First Lien Debt with such Net Cash Payments, then the Borrower shall apply such Net Cash Payments first to the prepayment of First Lien Debt at such time; provided, that the portion of such Net Cash Payments allocated to the First Lien Debt shall not exceed the amount of such Net Cash Payments required to be allocated to the First Lien Debt pursuant to the terms thereof,

36 and the remaining amount, if any, of such Net Cash Payments shall be allocated to the Term Loans (in accordance with the terms hereof); and provided further, any Lender, in its sole discretion, may elect not to accept its pro rata portion of any mandatory prepayment by written notice to the Administrative Agent any time prior to 12:00 p.m., one (1) Business Day prior to such prepayment. If no notice is received, such prepayment shall be deemed accepted. Any prepayment amount declined by a Lender under this section may be retained by the Borrower and may be applied by the Borrower in any manner not prohibited by this Agreement. (c) Application. (i) In the event of any mandatory prepayment of Loans pursuant to subsection (b) of this Section 2.05, the Net Cash Payments shall be applied to the repayment of the Term Loans to be shared and applied ratably among the Term Lenders in proportion to the Outstanding Amount of their Term Loans. (ii) All prepayments under this Section 2.05(c) shall be subject to Section 3.05 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. Prepayments under Section 2.05(b)(i) and (ii) shall be accompanied by any applicable Prepayment Premium, and prepayments under Section 2.05(b)(iii) shall be made without premium or penalty. 2.06 Termination or Reduction of Commitments. The aggregate Term Commitments for the Term Loans shall be automatically and permanently reduced to zero on the Closing Date. 2.07 Repayment of Loans. The Borrower shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the Maturity Date. 2.08 Interest and Default Rate. (a) Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. (b) Default Rate. (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate

37 per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws; provided, that in the event that the Administrative Agent or the Required Lenders delivers notice that default interest will be charged under this Section 2.08(b) as a result of any Event of Default (other than as set forth in clause (b)(i) above), the Administrative Agent or Required Lenders may specify in such notice that such Default Rate shall be deemed to have accrued commencing on any date during which any such Event of Default had occurred and was continuing. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. On any Interest Payment Date, the Borrower is prohibited from paying cash interest pursuant to Section 3 of the Intercreditor Agreement, the Borrower may upon no less than three (3) Business Days’ prior written notice to Lender, elect to pay interest accrued on the Term Loans in kind (“PIK Interest”) by adding the amount of such accrued interest to the principal amount of the Loans. Any PIK Interest so added shall be capitalized quarterly on each Interest Payment Date and treated as principal amount of the Term Loans for all purposes of this Agreement, including by accruing interest thereon. 2.09 Fees. (i) The Borrower shall pay to the Administrative Agent and the Arranger for its own account fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that

38 is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. 2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07 and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If

39 the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, Prepayment Premium and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest, Prepayment Premium and fees then due hereunder, ratably among the parties entitled thereto in

40 accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (g) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders and each payment of fees under Section 2.09(ii) shall be made for account of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments; (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

41 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. (ii) Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes

42 attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies

43 as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W–8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W– 8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M–2 or Exhibit M–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M–4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

44 (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

45 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of Term SOFR, or to determine or charge interest rates based upon a Relevant Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate has been determined in accordance with Section 3.03(b) or Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining such Relevant Rate for any determination date or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Interest Periods or determination dates, as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

46 Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Term SOFR Loans to the extent of the affected Term SOFR Loans, Interest Periods or determination dates, as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars of the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. (b) Replacement of SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR on a representative basis (the date on which SOFR is no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR for Dollars or any then current Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (c) Successor Rate. If the Successor Rate is Daily Simple SOFR, all interest payments will continue to be payable on a quarterly basis. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent,

47 such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 3.0%, the Successor Rate will be deemed to be 3.0% for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

48 (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits, and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

49 (b) Replacement of Lenders. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01. 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent: (a) Execution of Credit Agreement; Loan Documents. Subject to Section 6.17 hereto, the Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, including the Intercreditor Agreement, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto. (b) Officer’s Certificate; Evidence of Existence and Good Standing. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party, and such documents and certificates of existence and good standing as my be reasonably requested by the Administrative Agent. (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including local counsel opinions for Delaware, Florida and Tennessee) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. (d) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements and projections referred to in Section 5.05, each in form and substance satisfactory to each of them.

50 (e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches; (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property; and (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral. (f) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information. (g) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Borrowings under the Loan Documents and the other transactions contemplated hereby. (h) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, as to certain financial matters, substantially in the form of Exhibit P. (i) Material Agreements. The Administrative Agent shall have received true and complete copies, certified by an officer of the Borrower as true and complete, of all agreements listed in Schedule 5.20 requested by the Administrative Agent, including the SoCal Contract. (j) Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date. (k) Existing Debt; Liens. Evidence that all principal, interest, and other amounts owing in respect of all Existing Debt of the Loan Parties (other than Indebtedness permitted to remain outstanding in accordance with Section 7.01 hereof) will be repaid in full as of the Closing Date, and that with respect to all Indebtedness permitted to remain outstanding in accordance with Section 7.01 hereof, any defaults or events of default existing as of the Closing Date with respect to such Indebtedness will be cured or waived immediately following the funding of the initial Loans; and evidence that as of the Closing Date, the Property of the Loan Parties is not subject to any Liens (other than Liens in favor of the Administrative Agent and Liens permitted to remain outstanding in accordance with Section 7.02 hereof).

51 (l) Organizational Structure. The corporate organizational structure, capitalization and ownership of the Borrower and its Subsidiaries shall be as set forth on Schedule 5.15 annexed hereto. The Administrative Agent shall have had the opportunity to review, and shall be satisfied with, the Loan Parties’ state and federal tax assumptions, and the ownership, capital, organization and structure of the Loan Parties. (m) Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc. The Loan Parties shall have obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and Material Agreements listed on Schedule 5.07 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired. Without limitation of the foregoing, the Loan Parties shall have obtained an amendment to (or waiver of) the First Lien Credit Agreement to permit the Liens set forth herein and in the Security Documents. (n) No Material Adverse Change. Since December 30, 2023, there shall have occurred no material adverse change (in the reasonable opinion of the Administrative Agent) in the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Loan Parties, taken as a whole. (o) Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (p) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letters and Section 2.09. (q) Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders. (r) Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request. (s) Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request. Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

52 4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Credit Extension is subject to the following conditions precedent: (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any other Loan Document delivered by any Loan Party to the Administrative Agent or any Lender on or after the Closing Date, shall be true and correct in all respects on and as of the date of such Credit Extension, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct in all material respects as of such specific date and provided that, to the extent any change in circumstances expressly permitted by this Agreement causes any representation and warranty set forth herein to no longer be true, such representation and warranty shall be deemed modified to reflect such change in circumstances and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a)(i)) and 5.05(a)(ii) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. (b) Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof. Each request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that: 5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention

53 of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity. 5.05 Financial Statements; No Material Adverse Effect. (a) The Loan Parties have heretofore delivered to the Lenders the following financial statements: (i) the consolidated balance sheets and statements of operations, shareholders’ equity and cash flows of the Borrower and all Subsidiaries of the Borrower, as of and for the fiscal years ended December 31, 2022 and December 31, 2023, in each case, audited and accompanied by an opinion of the Borrower’s independent public accountants (the “Audited Financial Statements”); (ii) the unaudited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows of the Borrower and all Subsidiaries of the Borrower and all Subsidiaries of the Borrower, as of and for the fiscal year-to-date period ended September 30, 2023, certified by a Responsible Officer that such financial statements fairly present in all material respects the financial condition of the Borrower and all Subsidiaries of the Borrower as at such date and the results of the operations of the Borrower and all Subsidiaries of the Borrower for the period ended on such date and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except as disclosed on Schedule 5.05; and (iii) the projected consolidated balance sheets, statements of operations and cash flows for the Borrower and all Subsidiaries of the Borrower on a quarterly basis for fiscal year 2024.

54 Except as disclosed on Schedule 5.05, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements. The projections were prepared by the Borrower in good faith and were based on assumptions that the Borrower believed were reasonable when made, it being understood, that actual results during the periods covered thereby may differ from the projected results. (b) Except as disclosed on Schedule 5.05, since December 31, 2021, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Loan Parties (taken as a whole) from that set forth in the December 31, 2021 financial statements referred to in clause (ii) of paragraph (a) above. (c) None of the Loan Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and would need to be disclosed on financial statements in accordance with GAAP, except (i) as referred to or reflected or provided for in the financial statements described in this Section 7.04, (ii) as provided for in Schedule 5.05 annexed hereto, or (iii) as otherwise permitted pursuant to this Agreement. 5.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened against or affecting any Loan Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth in part (a) of Schedule 5.06). (b) Except for the Disclosed Matters set forth in Schedule 5.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required in connection with the operation of the Loan Parties’ business to be in compliance with all applicable Environmental Laws, (ii) have not become subject to any Environmental Liability; (iii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) do not know of any basis for any Environmental Liability. (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. 5.07 Compliance with Laws and Agreements. Except as set forth on Schedule 5.07, each Loan Party is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

55 5.08 Properties. (a) Each Loan Party has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All machinery and equipment of the Loan Parties material to their business is in good operating condition and repair (ordinary wear and tear excepted), and all necessary replacements of and repairs thereto have been made so as to preserve and maintain the value and operating efficiency of such machinery and equipment. (b) Set forth on Schedule 5.08 hereto is a complete list of all Patents, Trademarks and Copyrights. Each Loan Party owns, or is licensed to use, all Patents, Trademarks and Copyrights and other Intellectual Property material to its business (“Proprietary Rights”), and to the knowledge of the Borrower, the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (c) Schedule 5.08 clearly identifies all Patents, Trademarks and Copyrights that have been duly registered in, filed in or issued by the PTO or the United States Register of Copyrights (collectively, the “Registered Proprietary Rights”). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable. The Loan Parties have taken commercially reasonable steps to protect the Registered Proprietary Rights material to their businesses and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain. (d) As of the date hereof, Schedule 5.08 annexed hereto contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Material Leasehold Property, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.08, each agreement listed in clause (c) of the immediately preceding sentence is in full force and effect and the Borrower has no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. 5.09 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.05 and 6.13, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.09 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents. 5.10 Taxes. Except as set forth on Schedule 5.10, each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes

56 required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Agent, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. 5.11 ERISA Compliance. (a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS; and (iii) to the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (iv) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (d) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.11 hereto. (e) As of the most recent valuation date for any Pension Plan, except where the same could not have a Material Adverse Effect, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher, and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date except where the same could not have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is less than $1,000,000.

57 (f) The Borrower represents and warrants as of the Closing Date, subject to the accuracy of the Lender’s representations in Section 9.12, that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement. 5.12 Margin Regulations; Investment Company Act. (a) Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock. (b) Investment and Holding Company Status. No Loan Party or any Person Controlling the Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a “bank holding company” as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended. 5.13 Disclosure. As of the Closing Date, the Loan Parties have disclosed to the Administrative Agent all Material Agreements, instruments and corporate or other restrictions to which any Loan Party is subject after the Closing Date, and all other matters known to the Loan Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The organizational structure of the Loan Parties is as set forth on Schedule 5.15 annexed hereto. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Closing Date in writing by or on behalf of the Loan Parties to the Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Closing Date, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the Closing Date by the Loan Parties to the Administrative Agent and/or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of pro-forma information and projections) prepared in good faith based on assumptions believed by such Loan Party to be reasonable as of the date when such information is stated or certified. There is no fact known to the Loan Parties that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby. 5.14 Capitalization. As of the Closing Date, the capital structure and ownership of the Subsidiaries are correctly described on Schedule 5.15. As of the Closing Date, the authorized, issued and outstanding capital stock of each Subsidiary of the Borrower consists of the capital stock described on Schedule 5.15, all of which is duly and validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 5.15, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Subsidiary of the Borrower and, (y) there are no outstanding obligations of the any Subsidiary of the

58 Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Subsidiary of the Borrower, nor are there any outstanding obligations of the any Subsidiary of the Borrower to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary of the Borrower. 5.15 Subsidiaries. (a) Set forth on Schedule 5.15 is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof (or, from and after the delivery of the first Compliance Certificate with a revised Schedule 5.15, as of the date of the most recently delivered Compliance Certificate), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) a statement with respect to each Subsidiary as to whether such Subsidiary is a Core Ameresco Company (and if so, if it is a Guarantor) or a Non-Core Company, if it is a Foreign Subsidiary or an Inactive Subsidiary. Except as disclosed in Schedule 5.15, (x) each Loan Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.15, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. (b) Except as set forth on Schedule 5.15, as of the date of this Agreement none of the Loan Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08 (“Restrictive Agreements”), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived or constitute Permitted Liens. 5.16 [Reserved]. 5.17 Solvency. As of the Effective Time and after giving effect to the initial Loans hereunder and the other transactions contemplated hereby: (a) the aggregate value of all properties of the Loan Parties at their present fair saleable value on a consolidated, going concern basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the consolidated debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Loan Parties; (b) the Loan Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and (c) the Loan Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. 5.18 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not

59 covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.19 Sanctions Concerns and Anti-Corruption Laws. (a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. (b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 5.20 Material Indebtedness, Liens and Agreements. (a) Schedule 5.20 hereto contains a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Loan Party the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $11,500,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on Schedule 5.20. (b) Schedule 5.20 hereto is a complete and correct list, as of the date of this Agreement, of each Lien (other than the Liens in favor of the Administrative Agent and Lenders) securing Indebtedness of any Person and covering any property of the Loan Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of Schedule 5.20. (c) Schedule 5.20 hereto is a complete and correct list, as of the date of this Agreement, of each Contractual Obligation to which any Loan Party is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect other than purchase orders made in the ordinary course of business and subject to customary terms (each, a “Material Agreement”). (d) To the extent requested by the Administrative Agent, true and complete copies of each agreement listed on the appropriate part of Schedule 5.20 have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements, including the SoCal Contract, are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Loan Party that is a party thereto and, to the best knowledge of the Loan Parties, binding upon the other parties thereto in accordance with their terms. The Loan Parties are not in default under any such agreements, which default could have a Material Adverse Effect.

60 5.21 Federal Reserve Regulations. No Loan Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the FRB). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the FRB. 5.22 Force Majeure. Since December 31, 2023, the business, properties and other assets of the Loan Parties, taken as a whole, have not been affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God that would have a Material Adverse Effect. 5.23 Bank Accounts. Schedule 5.23 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. 5.24 Matters Relating to Inactive Subsidiaries. No Inactive Subsidiary (i) owns or otherwise holds any property or other assets or (ii) conducts any business. 5.25 EEA Financial Institutions. No Loan Party is an EEA Financial Institution. 5.26 Covered Entities. No Loan Party is a Covered Entity. 5.27 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 5.28 Labor and Employment Matters. (a) Except as set forth on Schedule 5.28 as of the Closing Date, and thereafter with respect to which such would have a Material Adverse Effect, (A) no employee of the Loan Parties is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and the Loan Parties do not have any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of the Loan Parties; (B) no Loan Party has knowledge of any pending or threatened representation campaigns, elections or proceedings; (C) the Loan Parties do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; and (D) no Loan Party has engaged in, admitted committing or been held to have committed any unfair labor practice. (b) Except as set forth on Schedule 5.28, the Loan Parties have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment. (c) Except as set forth on Schedule 5.28, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties have at all times complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C.

61 Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety. ARTICLE VI AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that: 6.01 Financial Statements and Other Information. The Loan Parties will furnish to the Administrative Agent and each Lender: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Loan Parties: (i) consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year; provided that the consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries and the consolidated balance sheets of the Borrower and its Subsidiaries for any such fiscal year shall present separately the results of the Core Ameresco Companies (taken as a whole) for such fiscal year, and (ii) an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that the consolidated financial statements referred to in the preceding clause (i) (other than those described in the proviso thereto) fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and their Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP. (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters: (i) consolidated and consolidating statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Administrative Agent for such period; provided that the consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries and the consolidated balance sheets of the Borrower and its Subsidiaries for any such fiscal period shall present separately the results of the Core Ameresco Companies (taken as a whole) for such fiscal period, and

62 (ii) a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial conditions and results of operations of the Borrower and each Subsidiary, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes); (c) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters a Compliance Certificate duly executed by a Responsible Officer with respect to the quarterly financial statements delivered pursuant to Section 6.01(b) above, and (ii) within 90 days after the end of each fiscal year, a Compliance Certificate duly executed by a Responsible Officer with respect to the annual financial statements delivered pursuant to Section 6.01(a) above, together with, in the case of each of clauses (i) and (ii) of this subsection (c), such supporting financial information with respect to the Core Ameresco Companies as shall be reasonably acceptable to the Administrative Agent; (d) as soon as available and in any event within 60 days after the end of each fiscal year of the Loan Parties, statements of forecasted consolidated and consolidating income and cash flows for the Loan Parties for each fiscal month in such fiscal year and a forecasted consolidated and consolidating balance sheet of the Loan Parties as of the last day of each fiscal month in such fiscal year, together with supporting assumptions which the Borrower believed were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Loan Parties’ past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent; (e) promptly upon receipt thereof, copies of all management letters and accountants’ letters received by the Loan Parties; (f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; (g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, to the extent permitted by applicable Law, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof (h) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.; and

63 (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request. Documents required to be delivered pursuant to Section 6.01(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent or any Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, to the extent that and, so long as, the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information (as described in Section 11.07), they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform that is designated “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.” 6.02 Notices of Material Events. The Loan Parties will furnish to the Administrative Agent prompt written notice of the following: (a) the occurrence of any Default;

64 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or Affiliate that could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event related to the Plan of any Loan Party or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $5,000,000; (d) the occurrence of any of the following events: (i) the receipt by the Borrower of a notice of any Contractor Event of Default from Southern California Edison under the SoCal Contract; (ii) the termination of the SoCal Contract (other than at its maturity in accordance with its terms); or (iii) any payment default in excess of $5,000,000 by Southern California Edison under the SoCal Contract that has not been cured within 10 Business Days; (e) any other development (including, without limitation, any default by a Loan Party under or dispute under a task order or other government contract) that results in, or could reasonably be expected to result in, a Material Adverse Effect; and (f) to the extent not otherwise required to be delivered to the Administrative Agent and the Lenders, copies of all notices, reports, certificates or other written information provided by the Loan Parties to the First Lien Lenders or the First Lien Agent pursuant to the First Lien Loan Documents. Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. 6.03 Existence; Conduct of Business. Each Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.04. 6.04 Payment of Obligations. Each Loan Party shall pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Agent, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. 6.05 Maintenance of Properties; Insurance. Each Loan Party shall (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption insurance. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance and flood insurance on all Additional Mortgaged Property in compliance with applicable flood laws and regulations, in each case with such

65 insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are standard and customary, available on commercially reasonable terms and at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. The Loan Parties shall cause the First Lien Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the First Lien Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the First Lien Agent that it will give the First Lien Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the First Lien Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information. 6.06 Books and Records; Inspection Rights. Each Loan Party shall keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each Loan Party shall permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Administrative Agent deems appropriate provided that all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Loan Party and, unless an Event of Default shall have occurred and be continuing, shall not occur more than once per year, and provided further that during the continuance of any Event of Default, the Administrative Agent and any of the Lenders may visit at any reasonable time. The Borrower shall reimburse the Administrative Agent for all examination and inspections costs, internal costs at the customary rate charged by the Administrative Agent plus all out-of-pocket expenses incurred in connection with such inspections, provided that, unless an Event of Default shall have occurred and be continuing, such costs and expenses shall not exceed $7,000 during any period of twelve (12) consecutive months from and after the Closing Date. The Loan Parties, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year (and during the continuance of an Event of Default, more frequently, if requested by the Administrative Agent or the Required Lenders) with the Lenders and the Administrative Agent hereunder at which the business and operations of the Loan Parties are discussed. 6.07 Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7.10 hereof, the Loan Parties shall maintain their current fiscal year and current method of determining the last day of the first three fiscal quarters in each fiscal year. 6.08 Compliance with Laws. Each Loan Party shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Use of Proceeds. The proceeds of the Loans will be used only for (i) the refinancing of existing indebtedness, including First Lien Debt, (ii) fees and expenses incurred in connection with the transactions contemplated by this Agreement, and (iii) for general corporate and working capital purposes

66 of the Loan Parties and their Subsidiaries consistent with the limitations in this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X. 6.10 Certain Obligations Respecting Subsidiaries; Additional Guarantors. (a) Except as otherwise permitted hereunder, each Loan Party will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary on the date hereof is not at any time decreased, other than by reason of transfers to another Loan Party. (b) Without limiting the obligation of the Borrower to obtain the consent of the Administrative Agent in connection with any formation or acquisition of Subsidiaries not otherwise permitted hereunder, in the event that any Person becomes a Subsidiary after the Closing Date, the Borrower shall promptly, and in any event, if it is to be a Core Ameresco Company, within 30 days of its formation or acquisition, (i) notify the Administrative Agent of its desire that such new Subsidiary be a Core Ameresco Company, and (ii) provide to the Administrative Agent the information required by Section 5.15 with respect to such Person, and if required by the Administrative Agent, any certificate(s) and stock powers with respect to the Pledged Equity of such Person. If the Borrower desires such Person to be a Core Ameresco Company, and such Person is not a Foreign Subsidiary, the Borrower shall, within 30 days of its formation or acquisition, cause such Person to (x) become a Guarantor hereunder by delivering to the Administrative Agent a Joinder Agreement and such other joinder documents as the Administrative Agent shall reasonably require (including any update to the Perfection Certificate) and (y) deliver to the Administrative Agent (A) documents of the types referred to in Sections 4.01(b) and 4.01(e) and (B) if requested by the Administrative Agent in its reasonable discretion, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (x)), all in form and substance reasonably satisfactory to the Administrative Agent. If such Person is to become a Non-Core Company, the Loan Parties will provide the information required by Section 5.15 with respect to such Person under Section 5.15, at the time of delivery of the next Compliance Certificate. (c) The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the First Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Obligations, a second priority, perfected Lien (subject to Liens) on the same Property pursuant to Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent. (d) The Borrower will cause any Subsidiary guaranteeing the First Lien Debt that is not guaranteeing the Indebtedness to contemporaneously become a Guarantor by executing and delivering a Joinder Agreement. 6.11 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties will maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Loan Parties will not and, to the extent authorized, will not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan which would subject any Loan Party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts

67 which, under the provisions of any Plan, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto, whether or not waived or (c) fail to make any payments to any Multiemployer Plan that any Loan Party or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto 6.12 Environmental Matters; Reporting. The Loan Parties will observe and comply with, and cause each Subsidiary to observe and comply with all Environmental Laws to the extent non- compliance could reasonably be expected to have a Material Adverse Effect. The Loan Parties will give the Administrative Agent prompt written notice of any violation as to any Environmental Law by any Loan Party and of the commencement of any judicial or administrative proceeding relating to Environmental Laws (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other environmental permits held by any Loan Party, or (b) which will, or is likely to, have a Material Adverse Effect on such Loan Party or which will require a material expenditure by such Loan Party to cure any alleged problem or violation. 6.13 Matters Relating to Additional Real Property Collateral. (a) From and after the Closing Date, in the event that any Loan Party acquires any Real Property Asset that could be a Material Owned Property, the Loan Party shall promptly notify the Administrative Agent of such acquisition, and in the event that the Administrative Agent determines that such (or any other) Real Property Asset should become an Additional Mortgaged Property, the Borrower shall deliver, to the Administrative Agent, within 45 days (or such extended period of time as agreed to by the Administrative Agent) after its receipt of such determination from the Administrative Agent, fully executed and notarized Mortgages (“Additional Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of the applicable Loan Party in such Additional Mortgaged Property, together with mortgagee title insurance policies or commitments therefor, and copies of all surveys, deeds, title exception documents, flood hazard certificates and other documents as the Administrative Agent may reasonably require with respect to such Additional Mortgaged Property, including an update to Schedule 1.01(c). (b) From and after the Closing Date, in the event that any Loan Party enters into any lease with respect to any Real Property Asset that could be a Material Leasehold Property, the Borrower shall deliver to the Administrative Agent copies of the lease, and all amendments thereto, between the Loan Party and the landlord or tenant, together with, if the Administrative Agent determines the same to be a Material Leasehold Property and so requests, a Landlord Waiver with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party. (c) If requested by the Administrative Agent, the Loan Parties shall permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Administrative Agent in its sole discretion). (d) Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender (i) has received, at least twenty Business Days prior to such execution and delivery, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, and, if such Additional Mortgaged Property is located in a special flood hazard area,

68 (1) a notice to (and confirmations of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the availability of flood hazard insurance under the National Flood Insurance Program and (2) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise required by the Lenders. All such documentation shall be reasonably satisfactory to the Administrative Agent. (e) From and after the date on which any Additional Mortgages have been executed and delivered, any increase, extension or renewal of the Facility shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders. 6.14 Anti-Corruption Laws. Each of the Loan Parties shall conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws. 6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. 6.16 ESG and Responsible Investing. The Borrower shall (a) continue to publicly report its annual updates regarding environmental, social and governance matters in a form and substance substantially similar to the Borrower’s published “2023 Impact Report” and (b) to the extent reasonably available, deliver to the Administrative Agent supplemental updates regarding the same as the Administrative Agent may reasonably request from time to time. 6.17 Post-Closing Covenants. Within forty-five (45) days of the Closing Date (or such longer time as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each other Loan Party to, (i) cause all deposit accounts held at Bank of America, N.A. listed on Schedule 5.23 hereto to be subject to control agreements in form and substance reasonably satisfactory to the Administrative Agent and (ii) execute short form security agreements in substantially the form of Exhibits B, C and D to the Security Agreement, as applicable, covering all Intellectual Property listed on Schedule 5.08 hereto.

69 ARTICLE VII NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that: 7.01 Indebtedness. (a) The Loan Parties will not, and will not permit any Core Foreign Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except: (i) Indebtedness created hereunder; (ii) Indebtedness under the First Lien Credit Agreement and any refinancing thereof permitted by Section 7.17 and any Guarantees of any Loan Party in respect thereof provided that (1) such Indebtedness is subject to the Intercreditor Agreement, and (2) the aggregate principal amount of all such Indebtedness arising under this Section 7.01(a)(ii) shall not exceed, the First Lien Cap, as defined in the Intercreditor Agreement (such Indebtedness, the “First Lien Debt”); (iii) Existing Indebtedness on the Closing Date which is set forth in Schedule 7.01 and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof (except in an amount equal to fees and premiums reserved in connection therewith); (iv) Intercompany Indebtedness among the Loan Parties; (v) other Indebtedness incurred after the Closing Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Financing Lease Obligations (but subtracting therefrom, for avoidance of doubt, financing leases attributable to Non-Core Companies) and/or secured by Liens permitted under Section 7.02(i), in an aggregate principal amount at any time outstanding not in excess of $17,250,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.01(a)(ix); (vi) Subordinated Indebtedness; (vii) Guarantees permitted under Section 7.03; (viii) Indebtedness incurred by any Loan Party or Core Foreign Subsidiary under an Energy Conservation Project Financing (including, without limitation, Indebtedness incurred by the Loan Parties under an Energy Conservation Project Financing existing as of the Closing Date and set forth on Schedule 7.01 attached hereto) in an aggregate principal amount outstanding at any time not in excess of $747,500,000;

70 (ix) Other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $17,250,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.01(a)(v); (x) Indebtedness of the Core Canadian Subsidiaries to any Loan Party in an aggregate principal amount not to exceed $40,250,000 outstanding at any time; (xi) Indebtedness of the Core Foreign Subsidiaries (other than any Core Canadian Subsidiary) to any Loan Party in an aggregate principal amount not to exceed $34,500,000 outstanding at any time; (xii) interest rate Hedging Agreements to convert floating rates to fixed with any First Lien Lender or an Affiliate of a First Lien Lender in an aggregate principal amount not to exceed 60% of the First Lien Debt outstanding at any time; and (xiii) Performance and surety bonds entered into by any Core Ameresco Company in the ordinary course of business. (b) The Loan Parties will not permit the Non-Core Companies to incur or remain outstanding any indebtedness under GAAP other than (x) Non-Core Project Financings, (y) intercompany Indebtedness reflecting investments permitted under Section 7.05(a)(vi) and (z) other Indebtedness not to exceed $1,150,000 in the aggregate for all Non-Core Companies at all times outstanding. 7.02 Liens. The Loan Parties will not, and will not permit any Core Foreign Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called “Permitted Liens”): (a) Liens created hereunder or under the other Loan Documents; (b) Liens in favor of the First Lien Agent under the First Lien Loan Documents, so long as such liens are subject to the Intercreditor Agreement; (c) any Lien on any property or asset of any Loan Party or Core Foreign Subsidiary existing on the date hereof and set forth in Schedule 7.01 (excluding, however, following the making of the initial Loans hereunder, the Liens in favor of any Person other than the Administrative Agent securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the funding of the initial Loans), provided that (i) such Lien shall not apply to any other property or asset of any Loan Party or Core Foreign Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $287,500 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Core Foreign Subsidiary in accordance with GAAP and which reserves shall be acceptable to the Administrative Agent;

71 (e) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.01(j) hereof; (f) pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than financing leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Loan Party or Core Foreign Subsidiary or materially interfere with the ordinary conduct of the business of any Loan Party or Core Foreign Subsidiary; (h) Liens consisting of bankers’ liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings; (i) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Loan Party or Core Foreign Subsidiary, provided that (A) such Liens secure Indebtedness (including Financing Lease Obligations) permitted by Section 7.01(a)(v), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time the applicable Loan Party or Core Foreign Subsidiary acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of the Loan Parties or Core Foreign Subsidiaries; (j) Liens on Equity Interests in a Non-Core Company held by any Loan Party or Core Foreign Subsidiary; provided that such Liens do not encumber any other property or assets of any such Loan Parties or Core Foreign Subsidiaries; and (k) Liens on Energy Conservation Financing Collateral in connection with an Energy Conservation Financing and Liens securing Indebtedness permitted under Section 7.01(a)(viii); provided that, in each case, such Liens do not encumber any other property or assets of any of the Loan Parties or Core Foreign Subsidiaries. 7.03 Contingent Liabilities. The Loan Parties will not, and will not permit any Core Foreign Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except: (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

72 (b) Guarantees and letters of credit in effect on the date hereof which are disclosed in Schedule 7.01, and any replacements thereof in amounts not exceeding such Guarantees; (c) Guarantees of any Indebtedness permitted under Sections 7.01(a)(i), (a)(ii), (a)(iv), (a)(v), (a)(vi) and (a)(viii); (d) Guarantees of any Indebtedness permitted under Section 7.01(a)(iii) (other than Indebtedness of any Non-Core Company); (e) obligations in respect of letters of credit; (f) any Construction Completion and Cost Overrun Guaranty delivered by any Loan Party or Core Foreign Subsidiary in connection with a Non-Core Project; (g) Guarantees of obligations of Foreign Subsidiaries and Mentoring Joint Ventures (including indemnities for surety and performance bonds) with respect to contracts entered into in the ordinary course of business of such Foreign Subsidiary or Mentoring Joint Venture; (h) any Non-Core Project Guaranty delivered by any Loan Party or any Core Foreign Subsidiary in connection with a Non-Core Project, provided, however, that: (i) one or more of the Core Ameresco Companies or Non-Core Companies shall control the operation and maintenance of the Non-Core Project during the term of the renewable energy purchase or infrastructure agreement with respect to such Non-Core Project; and (ii) in connection with the delivery of any Non-Core Project Guaranty, the Borrower shall deliver to the Administrative Agent (A) contemporaneously with the delivery of such Non-Core Project Guaranty, a certificate executed by the Chief Financial Officer of the Borrower certifying (based upon such consultation with the Borrower’s independent certified public accountants as the Borrower shall reasonably deem appropriate) that, in accordance with GAAP, such Non-Core Project Guaranty will not result in the accrual of a liability upon the consolidated balance sheet of the Core Ameresco Companies for the fiscal period during which such Non-Core Project Guaranty is delivered; (B) a copy of such Non-Core Project Guaranty and all other documents related thereto; and (C) such other information or reports as the Administrative Agent may reasonably request with respect to such Non-Core Project Guaranty; (i) Guarantees by a Core Ameresco Company entered into in connection with a Permitted Acquisition for the payment of any portion of the purchase price which is contingent on the earnings of the target of such Permitted Acquisition; (j) Guarantees by a Core Foreign Subsidiary for which the sole recourse is a Lien permitted by Section 7.02(j); and (k) Guarantees of Indebtedness of Mentoring Joint Ventures, provided that such Indebtedness would have been permitted by Section 7.01(a)(viii) if it were Indebtedness of a Loan Party.

73 7.04 Fundamental Changes; Asset Sales; Permitted Acquisitions. (a) No Loan Party will enter into any transaction of merger or consolidation or amalgamation or Division or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Loan Party will acquire any business or property from, or Equity Interests in, or be a party to any acquisition of, any Person except for purchases of property to be used in the ordinary course of business, Permitted Acquisitions, Investments permitted under Section 7.05 and Capital Expenditures. No Loan Party will form or acquire any Subsidiary, other than a Non-Core Company or a Subsidiary formed or acquired in connection with a Permitted Acquisition, without the express prior written consent of the Administrative Agent, unless such Subsidiary becomes a Core Ameresco Company pursuant to Section 6.10. (b) No Loan Party will convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests). (c) Notwithstanding the foregoing provisions of this Section 7.04: (i) any Loan Party may be merged or combined with or into any other Loan Party (provided that if such merger involves the Borrower, (x) the Borrower shall be the surviving entity and (y) no Change of Control shall occur); (ii) any Loan Party may sell, convey, lease, transfer or otherwise dispose of any or all of its assets or property (upon voluntary liquidation or otherwise) to any other Loan Party; (iii) any Loan Party or Core Canadian Subsidiary may convey, sell, transfer or otherwise dispose of a portion of the outstanding capital stock of any Core Canadian Subsidiary, so long as no Change of Control shall result therefrom; (iv) any Loan Party may sublease real property to the extent such sublease would not interfere with the operation of the business of the Loan Parties; (v) any Loan Party may sell, assign, transfer or otherwise dispose of obsolete or worn out property or immaterial assets, whether now owned or hereafter acquired, in the ordinary course of business, and any property no longer used or useful in the business of the Loan Parties; (vi) any Loan Party may sell, transfer or otherwise dispose of inventory or other assets in the ordinary course of business, including the sale of electricity, gas, solar and other renewable energy credits and other environmental attributes in the ordinary course of business, and including the movement of allocations of renewable energy credits amongst utilities; (vii) any Loan Party may sell, transfer or otherwise dispose of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment, (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment, or (iii) such equipment was acquired by, and transferred or sold in the ordinary course of business by such Loan Party,

74 to satisfy its obligations under any construction, operation or similar contract entered into with any third party or Non-Core Company; (viii) any Loan Party may sell, transfer or otherwise dispose of a receivable and the related equipment of an Energy Conservation Project in the ordinary course of business for fair value; (ix) any Loan Party may sell, transfer, assign or otherwise dispose of a receivable and related equipment in connection with an Energy Conservation Project Financing; (x) any Loan Party may sell receivables for collection; (xi) any Loan Party may sell cash equivalents; (xii) any Loan Party may sell, transfer assign or otherwise dispose of the assets of any Non-Core Project or the Equity Interests of a Non-Core Company including the transfer or assignment of the assets of a Non-Core Project to a Non-Core Company; (xiii) any Loan Party may make other asset sales resulting in Net Cash Payments not to exceed $5,750,000, individually, or $11,500,000 in the aggregate after the Closing Date; and (xiv) any Loan Party may acquire Equity Interests in, or form, a Mentoring Joint Venture. (d) in addition to the formation and acquisition of Non-Core Companies permitted pursuant to subsection (a) of this Section 7.04 and subject to Sections 7.01, 7.02 and 7.05 and the third sentence of Section 7.04(a), the Loan Parties may acquire all or substantially all of the business and assets of any corporation, partnership, limited liability company, or other entity located in and organized under the laws of the United States or any state thereof (“Permitted Acquisitions”), subject to satisfaction of the following conditions: (i) the business or assets so acquired shall be located in the United States and in the same or a substantially similar line of business as that of the Loan Parties; (ii) both immediately prior to and after giving effect to such Permitted Acquisition on a Pro Forma Basis, incorporating such pro-forma assumptions as are satisfactory to the Administrative Agent in its reasonable discretion, (A) the Loan Parties shall be in compliance with the financial covenant set forth in Section 7.10(b) hereof, and (B) the Core Leverage Ratio shall not exceed 3.45 to 1.00; (iii) the assets so acquired shall be transferred free and clear of any Liens (other than Liens permitted by Section 7.02) and no Indebtedness shall be incurred, guaranteed, assumed or combined except to the extent otherwise permitted by Section 7.01; (iv) to the extent requested by the Administrative Agent, the Administrative Agent shall have received Lien searches reasonably satisfactory to the Administrative Agent with respect to the assets being acquired, provided, that such Lien searches may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $10,000,000;

75 (v) the Administrative Agent shall have received perfected Liens (subject only to Liens permitted by Section 7.02) on substantially all of the assets being acquired in such Permitted Acquisition, provided that such Liens shall not be required on any Property if (A) such Liens are prohibited pursuant to any agreement binding on the Person owning such Property and (B) the failure to obtain such Liens is not reasonably likely to have a Material Adverse Effect on the rights of and remedies available to the Lender, and provided further, that such perfected Liens may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $10,000,000; (vi) to the extent requested by the Administrative Agent, the Administrative Agent shall have received an opinion of counsel in each applicable jurisdiction reasonably satisfactory to it to the effect that the Liens granted pursuant to this Agreement are perfected security interests in such assets and as to such other matters as the Administrative Agent may reasonably require, provided, that such opinion of counsel may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $10,000,000; (vii) in connection with such Permitted Acquisition, the Loan Parties shall deliver to the Administrative Agent (A) a copy of the purchase agreement pursuant to which such Permitted Acquisition will be consummated; (B) a copy of each existing material agreement relating to the assets to be acquired in such Permitted Acquisition and which is to be in effect after the consummation of such Permitted Acquisition; (C) a Compliance Certificate calculating compliance (as of the last day of the then most recently ended fiscal quarter) with the requirements of Section 7.04(d)(ii) on a Pro Forma Basis, assuming such acquisition had occurred prior to the first day of the earliest fiscal quarter included in the applicable test period for calculating such compliance; (D) the Loan Parties shall use best efforts to provide such other information or reports as the Lender may reasonably request with respect to such Permitted Acquisition; (E) to the extent available to the Loan Parties, historical financial statements (for the prior three fiscal years provided that if such statements are not available for the prior three fiscal years, historical financial statements for not less than the prior four fiscal quarters) of the entity whose assets are being acquired; and (F) if the Borrower is acquiring any interest in real property, and if required by the Administrative Agent, reports and other information in form, scope and substance reasonably satisfactory to the Administrative Agent and prepared by environmental consultants reasonably satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which any Loan Party is likely to be subject with respect to such acquired real property; (viii) immediately prior to such Permitted Acquisition no Default shall have occurred and be continuing and after giving effect to such Permitted Acquisition, no Default shall have occurred and be continuing and no Material Adverse Effect shall result; and (ix) such acquisition shall be consensual and shall have been approved by the board of directors or comparable governing body of the business so acquired.

76 7.05 Investments; Hedging Agreements. (a) The Loan Parties will not make or permit to remain outstanding any Investment, except: (i) Investments consisting of Indebtedness permitted by Section 7.01, Guarantees permitted by Section 7.03, and capital contributions by any Loan Party to (A) any other Loan Party, (B) any Core Canadian Subsidiary, up to an amount which when added to the Investments consisting of Indebtedness of such Core Canadian Subsidiary permitted by Section 7.01(a)(x), does not exceed $40,250,000, and (C) any Core Foreign Subsidiary (other than any Core Canadian Subsidiary) up to an amount which when added to the Investments consisting of Indebtedness of such Core Foreign Subsidiary permitted by Section 7.01(a)(xi), does not exceed $34,500,000; (ii) Permitted Investments; (iii) Permitted Acquisitions; (iv) Investments existing on the Closing Date and set forth in Schedule 7.05 hereto; (v) Checking and deposit accounts with banks used in the ordinary course of business maintained with depository institutions that have executed Control Agreements; (vi) Investments by the Loan Parties in Non-Core Companies; provided, that at the time of each such Investment and immediately after giving effect thereto, (A) no Event of Default shall have occurred and be continuing, (B) the Loan Parties shall be in Pro Forma Compliance with all financial covenants set forth in Section 7.10; and (C) such Investments shall not in the aggregate, at any time, exceed forty-nine percent (49%) of the Borrower’s consolidated stockholders equity; (vii) Investments by the Loan Parties in Mentoring Joint Ventures that shall not in the aggregate, at any time, exceed $11,500,000 outstanding; and (viii) other Investments not described above in an aggregate amount not to exceed $11,500,000. (b) The Loan Parties will not enter into any Hedging Agreement, other than as required or permitted hereunder and Hedging Agreements entered into in the ordinary course of business with the prior written consent of the Administrative Agent to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities. For avoidance of doubt, the Loan Parties may from time to time enter into contracts with Non-Core Companies to purchase power, gas, environmental attributes or other assets, even if such contracts might constitute a commodity price hedging arrangement, if such arrangements are permitted under Section 7.05(a) or Section 7.07. 7.06 Restricted Junior Payments. Except as otherwise permitted by this Agreement, the Loan Parties will not declare or make any Restricted Junior Payment at any time; provided, however, that:

77 (a) any Subsidiary of any Core Ameresco Company may make Restricted Junior Payments to such Core Ameresco Company and any Subsidiary of the Borrower may make Restricted Junior Payments to the Borrower; (b) following the Approved First Lien Refinance Date, so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default shall be caused thereby, the Borrower may redeem or purchase the capital stock or Equity Rights of any employee, officer or director of any Loan Party for aggregate cash consideration not to exceed $1,150,000 in any fiscal year; (c) following the Approved First Lien Refinance Date, so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall be caused thereby, the Borrower may declare and pay cash dividends, provided, that (i) such payments shall be made only during the period commencing not earlier than 10 days after and ending not later than 90 days after, the date of delivery of the quarterly financial statements for the previous fiscal quarter required to be delivered by the Loan Parties pursuant to Section 6.01(a) or 6.01(b) hereof, together with the Compliance Certificate required to be delivered pursuant to Section 6.01(c) hereof, and (ii) the Loan Parties shall have delivered to the Administrative Agent evidence that after giving effect to such payment, the Loan Parties (A) would have been in compliance with the financial covenants set forth in Section 7.10 for the period of four fiscal quarters ended immediately before such payment if such payment had been made during such four fiscal quarters, and (B) shall be in projected pro-forma compliance with the financial covenants set forth in Section 7.10 hereof for the period of four fiscal quarters occurring immediately after such payment; (d) following the Approved First Lien Refinance Date, the Borrower may make repurchases of its Equity Interests in an aggregate amount under this paragraph (d) up to $16,500,000 after the Closing Date so long as immediately before and immediately after such repurchase on a Pro Forma Basis, incorporating such pro-forma assumptions as are satisfactory to the Administrative Agent in its reasonable discretion, (i) no Default or Event of Default shall have occurred and be continuing, and (ii)(A) the Loan Parties shall be in compliance with the financial covenant set forth in Section 7.10(b), and (B) the Core Leverage Ratio shall not exceed 3.45 to 1.00; (e) any Subsidiary of the Borrower may redeem, retire, purchase or otherwise acquire an Equity Interest of such Subsidiary with the proceeds of an Investment in such Subsidiary that is permitted by Section 7.05; and (f) so long as no Default under Section 8.01(a)(ii) or Event of Default shall have occurred and be continuing and no Event of Default shall be caused thereby, the Loan Parties may make regularly scheduled payments of interest but no principal in respect of Subordinated Indebtedness on the dates and in the amounts set forth in the applicable Subordinated Debt Documents. 7.07 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Loan Parties will not directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly

78 with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that: (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Loan Party, receive reasonable compensation and indemnification for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (e) of the definition thereof; (ii) the Loan Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.07 or are referred to in Section 7.06 (but only to the extent specified in such section); and (iii) the Loan Parties may engage in transactions with Affiliates in the ordinary course of business on terms which are not materially less favorable to the Loan Parties than those likely to be obtained in an arms’ length transaction between a Loan Party and a non- affiliated third party. 7.08 Restrictive Agreements. The Loan Parties will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, except Permitted Liens, or (b) the ability of any Loan Party that is a Subsidiary of another Loan Party to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any other Loan Party or to Guarantee Indebtedness of any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions set forth in the First Lien Loan Documents, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to restrictions applicable to a Subsidiary at the time it was acquired, (v) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary of a Loan Party pending such sale, provided such restrictions and conditions apply only to the Subsidiary (or to the Loan Party with respect to the equity in such Subsidiary) that is to be sold and such sale is permitted hereunder, (vi) the foregoing shall not apply to customary restrictions in a joint venture agreement permitted hereunder or other Permitted Liens contained therein, (vii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (viii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof. 7.09 Sale-Leaseback Transactions. No Loan Party will directly or indirectly, enter into any arrangements with any Person whereby such Loan Party shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person. 7.10 Certain Financial Covenants. (a) Total Funded Debt to EBITDA Ratio. The Loan Parties shall not permit the Core Leverage Ratio as of the end of each fiscal quarter to exceed 4.00 to 1.00.

79 (b) Debt Service Coverage Ratio. The Loan Parties shall not permit the ratio of (i) Cash Flow of the Core Ameresco Companies, to (ii) Debt Service of the Core Ameresco Companies as of the end of each fiscal quarter to be less than 1.30 to 1.00. 7.11 Lines of Business. The Loan Parties and all Subsidiaries of the Loan Parties will not engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Loan Parties as of the Closing Date and businesses substantially related or complementary thereto, and (ii) such other lines of business as may be consented to by the Required Lenders and the Administrative Agent, which consents shall not be unreasonably withheld or delayed. 7.12 Other Indebtedness. The Loan Parties will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Indebtedness, except, to the extent permitted by Section 7.06. 7.13 Modifications of Certain Documents. The Loan Parties will not consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Indebtedness or any other Existing Debt (other than the First Lien Loan Documents) in a manner that could reasonably be expected to be materially adverse to the Lenders. 7.14 Sanctions. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender or otherwise) of Sanctions. 7.15 Anti-Corruption Laws. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions. 7.16 Core Ameresco Companies. Notwithstanding anything to the contrary herein, the Borrower shall not convert (or designated pursuant to Section 5.15) any “Core Ameresco Company” to a “Non-Core Company” without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. 7.17 First Lien Loan Documents. Notwithstanding anything to the contrary herein, the Borrower will not enter into, modify, amend, refinance, supplement, increase, restate or waive any right (including consenting to any assignment) or obligation under, the First Lien Credit Agreement, or any other First Lien Loan Document (each, an “First Lien Modification”), without the prior written consent of the Administrative Agent if such First Lien Modification would contravene the provisions of the Intercreditor Agreement. 7.18 Account Balances. The Loan Parties shall not transfer (or permit the transfer) of any cash to an account of the Loan Parties or their Affiliates other than (a) to a Loan Party’s account with Bank of America, N.A. which is subject to a Control Agreement in favor of the Administrative Agent, (b) to an account for a bona fide third-party payment, or (c) in a manner that is consistent with existing practices on the Closing Date and in the ordinary course of business, except (i) with the prior written consent of the Administrative Agent, or (ii) as otherwise permitted hereunder (including in connection with investments

80 in Energy Conservation Projects, Non-Core Companies or Core Foreign Subsidiaries, as well as further transfers or establishment of accounts by such Non-Core Companies or Core Foreign Subsidiaries for bona fide business purposes). ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. The occurrence of any of the following shall constitute an event of default (each, an “Event of Default”): (a) the Loan Parties shall fail to pay to the Administrative Agent, or the Lenders, (i) any principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest or fees or Prepayment Premium in respect of any Loan or any other Obligation of the Loan Parties to the Administrative Agent, or the Lenders within three (3) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise; (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made; (c) the Loan Parties (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.01(a), (b), (c) or (d), 6.02(a), 6.05, 6.06, 6.08, 6.09, 6.10, or in Article VII (it being expressly acknowledged and agreed that any Event of Default resulting from the failure of the Loan Parties at any measurement date to satisfy any financial covenant set forth in Section 7.10 shall not be deemed to be “cured” or remedied by the Loan Parties’ satisfaction of such financial covenant at any subsequent measurement date) or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in Sections 6.03, 6.04, 6.07, 6.11, 6.12 or 6.13 and such failure described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of any Loan Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Loan Parties; (d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 8.01) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (at the request of any Lender) to the Loan Parties; (e) the Loan Parties shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness other than First Lien Debt or any Material Rental Obligation, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto; (f) any event or condition occurs that results in any Material Indebtedness of any Loan Party other than First Lien Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any

81 Material Indebtedness other than First Lien Debt or any trustee or agent on its or their behalf to cause such Material Indebtedness (other than First Lien Debt) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, other than any secured Indebtedness that becomes due on the sale of the assets securing such Indebtedness (other than First Lien Debt) in a disposition permitted, or otherwise consented to, under Section 7.04; (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Core Canadian Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Core Canadian Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (h) any Loan Party or any Material Core Canadian Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Core Canadian Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (i) any Loan Party or any Material Core Canadian Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due; (j) a final judgment or judgments for the payment of money in excess of $11,500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Loan Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (l) there shall occur any Change of Control; (m) any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms,

82 any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Loan Party; (n) there shall occur any material loss theft, damage or destruction of any Collateral not fully covered (subject to such reasonable deductibles as the Administrative Agent shall have approved) by insurance; (o) the subordination provisions of the Intercreditor Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any party to the Intercreditor Agreement or an affiliate thereof (other than the Administrative Agent or Lender) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by the Loan Documents or such subordination provisions (in each case, other than by operation of Law); (p) any Guarantor shall assert that its obligations under any Loan Document shall be invalid or unenforceable; or (q) any of the following shall occur: (i) the First Lien Debt has been accelerated after the occurrence of an Event of Default (as defined in the First Lien Credit Agreement), or (ii) the First Lien Agent shall have taken steps to enforce remedies under the First Lien Credit Agreement. Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of Required Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Required Lenders or by the Administrative Agent with the approval of the Required Lenders, as required hereunder in Section 11.01. 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions, subject to the terms and conditions of the Intercreditor Agreement: (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) notify the Borrower that the outstanding principal of the Loans shall bear interest at the Default Rate, and thereupon the outstanding principal of the Loans shall bear interest at the Default Rate; and (d) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or Applicable Law or equity; provided, however, that upon the occurrence of an event described in Section 8.01(g) or (h) with respect to the Borrower, the Commitment of each Lender to make Loans shall automatically terminate, the unpaid

83 principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the outstanding principal of the Loans shall bear interest at the Default Rate, in each case without further act of the Administrative Agent or any Lender. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.12 and 2.13, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, Prepayment Premiums, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this Third clause payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, in each case ratably among the Administrative Agent, the Lenders, in proportion to the respective amounts described in this Fourth clause held by them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. ARTICLE IX ADMINISTRATIVE AGENT 9.01 Appointment and Authority. (a) Appointment. Each of the Lenders hereby irrevocably appoints, designates and authorizes Nuveen EIC Administration LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express)

84 obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the Administrative Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co- agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 9.03 Exculpatory Provisions. (a) The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property in violation of any Debtor Relief Law; and

85 (iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender. (c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

86 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub- agents. 9.06 Resignation of Administrative Agent. (a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) [Reserved.] (c) Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of

87 them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. 9.07 Non-Reliance on Administrative Agent, the Arranger and the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger or a Lender hereunder. 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. (a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, subject to the terms and conditions of the Intercreditor Agreement, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and

88 irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08, 2.09 and 11.04) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08, 2.09 and 11.04. (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding. (c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this

89 Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (viii) of Section 11.01(a) of this Agreement), and (C) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.10 Collateral and Guaranty Matters. (a) Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(h); and (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. (c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 9.11 [Reserved.]

90 9.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84– 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96– 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

91 9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) [reserved] and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non- perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any

92 manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. 10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility is terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured. 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty. 10.07 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

93 10.08 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same). 10.09 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties. 10.10 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. 10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. ARTICLE XI MISCELLANEOUS 11.01 Amendments, Etc. (a) Subject to limitations under the Intercreditor Agreement, Section 3.03 and the last paragraph of this Section 11.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such

94 waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender; (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender); (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; (iv) reduce the principal of, or the rate of interest specified herein on (other than the decision not to change, or cease to change, Default Rate), any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (v) change (A) Section 8.03 or Section 2.13 in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder without the written consent of each Lender or (B) Section 2.12(g) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby, or (C) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case, without the written consent of each Lender; (vi) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vii) release any material portion of the Collateral in any transaction or series of related transactions (or terminate any Lien with respect thereto), except as expressly permitted in this Agreement (in which case such release may be made by the Administrative Agent acting alone), without the written consent of each Lender; or (viii) release any of the Guarantors, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (B) a Fee

95 Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. (b) Notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. (c) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. (d) Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. 11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number provided by such Lender (including, as appropriate, notices delivered solely to the Person designated by a Lender for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

96 (b) Electronic Communications. (i) Notices and other communications to the Administrative Agent, the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address

97 to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, and Notice of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.03 No Waiver; Cumulative Remedies; Enforcement. (a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

98 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and (B) due diligence expenses), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of- pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of a Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that

99 the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after written demand therefor. (f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable course of such recovery or payment, from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any

100 other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned.

101 (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Competitor, and for any other assignment, provided, that the Consent of the Borrower shall not be required in connection with an assignment to a non-Competitor if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons). (vi) [Reserved]. (vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and

102 addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations. (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no

103 Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 11.07 Treatment of Certain Information; Confidentiality. (a) Treatment of Certain Information. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or Section 11.06 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (ix) on a confidential basis to any actual or potential sources of debt or equity financing to any Lender, so long as such source has executed a written undertaking of confidentiality with the Lender and is not a Competitor, or with the consent of the Borrower or (xi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07, (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes

104 of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. (b) Non-Public Information. Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non- public information in accordance with Applicable Law, including United States federal and state securities Laws. (c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law (including required filings with the SEC) and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. (d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have under Applicable Law. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

105 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or a Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

106 (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.13. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT

107 IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.14. 11.15 Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it (“Intercompany Debt”), whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.15, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent. 11.16 Release of Collateral and Guarantees. The Administrative Agent and the Lenders agree that if (x) the assets of any Non-Core Project or (y) the assets or Equity Interests in any Subsidiary that are owned by the Loan Parties are sold to any Person as permitted by the terms of this Agreement and the other Loan Documents, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), but without the consent of any Lender, terminate the Guarantee of such Subsidiary under Article X hereof and authorize the Administrative Agent to release the Liens created by the Loan Documents on such assets or Equity Interests in such Subsidiary. The Administrative Agent and the Lenders further agree that if any task order or contract of any Loan Party shall become Energy Conservation Financing Collateral as permitted by the terms of this Agreement, the Administrative Agent shall, upon request by the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that grant of such security interest in such task orders or contracts in favor of the Energy Conservation Project Financing Agent is permitted by the terms of this Agreement), release the Lien created by the Loan Documents on such Energy Conservation Financing Collateral. 11.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Arranger and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in

108 writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. 11.18 Electronic Execution; Electronic Records; Counterparts. (a) This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. (b) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt,

109 in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). (c) Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.19 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107– 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an Affected Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares

110 or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. 11.22 Intercreditor Agreement . Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control. [Remainder of page intentionally left blank]

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. BORROWER AMERESCO, INC. By:/s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Treasurer, Executive Vice President and Chief Financial Officer GUARANTORS AMERESCO FEDERAL SOLUTIONS, INC. AMERESCO PLANERGY HOUSING, INC. AMERESCO SELECT, INC. AMERESCOSOLUTIONS, INC. AMERESCO SOUTHWEST, INC. APPLIED ENERGY GROUP INC. SIERRA ENERGY COMPANY By: /s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Senior Vice President and Treasurer JUICE TECHNOLOGIES, INC. By: /s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Treasurer E.THREE CUSTOM ENERGY SOLUTIONS, LLC, By: Sierra Energy Company, its sole member By: /s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT] AMERESCO ASSET SUSTAINABILITY GROUP LLC AMERESCO CT LLC AMERESCO DELAWARE ENERGY LLC AMERESCO EVANSVILLE, LLC AMERESCO HAWAII LLC AMERESCO INTELLIGENT SYSTEMS, LLC AMERESCO LFG HOLDINGS LLC AMERESCO NAVY YARD PEAKER LLC AMERESCO PALMETTO LLC AMERESCO SOLAR, LLC AMERESCO SOLAR NEWBURYPORT LLC AMERESCO STAFFORD LLC SELDERA LLC SOLUTIONS HOLDINGS, LLC By: Ameresco, Inc., its sole member By: /s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Treasurer, Executive Vice President and Chief Financial Officer AMERESCO SOLAR – PRODUCTS LLC AMERESCO SOLAR – SOLUTIONS LLC AMERESCO SOLAR – TECHNOLOGIES LLC By: Ameresco Solar, LLC, its sole member By: Ameresco, Inc., its sole member By: /s/ Spencer Doran Hole Name: Spencer Doran Hole Title: Treasurer, Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN CREDIT AGREEMENT] ADMINISTRATIVE AGENT NUVEEN EIC ADMINISTRATION LLC By:/s/ Jeff Hostettler Name: Jeff Hostettler Title: Executive Vice President LENDER TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager By: :/s/ Jeff Hostettler Name: Jeff Hostettler Title: Managing Director